                                                                    EXHIBIT 10.1


                       AGREEMENT TO CANCEL CERTAIN OPTIONS

         THIS AGREEMENT TO CANCEL CERTAIN OPTIONS (together with Schedule A, attached hereto, the "Cancellation Agreement"), dated effective as of April 15, 2002, between Frisby Technologies, Inc., a Delaware corporation (the "Company"), and Gregory S. Frisby (the "Optionee").

                                    RECITALS

         WHEREAS, the Company has established the Frisby Technologies, Inc. Amended and Restated 1998 Stock Option Plan (the "Plan"); and

         WHEREAS, Section 4 of the Plan provides that the Optionee is not eligible to participate in the Plan; and

         WHEREAS, pursuant to certain option agreements (each, an "Option Agreement" and, collectively, the "Option Agreements"), the Board of Directors has granted the Optionee options (the "Options") to purchase an aggregate of 98,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), inadvertently in violation of the Plan; and

         WHEREAS, the Board of Directors and the Optionee desire to cancel the Options in consideration for consideration by the Company, subject to stockholder approval of Optionee's eligibility to participate in the Plan, of future option grants to the Optionee under the Plan;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and the foregoing, the mutual promises and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:

         1.       Cancellation of Options.

                  (a) The Optionee hereby agrees to the surrender, cancellation and termination of the Options and the Option Agreements described on Schedule A, and all rights related to such Options and Option Agreements.

                  (b) The Optionee represents and warrants that he has full power and authority to surrender for cancellation the Options and that, when and to the extent the Options are accepted for exchange by the Company, the Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable Option Agreements) and the Options will not be subject to any adverse claims. In the appropriate columns of Schedule A, the Optionee has listed for each Option, the grant date of the Options being surrendered, the option periods, the option prices and the total number of shares subject to each such Option. Upon request, the Optionee will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the surrender of the Options pursuant to this Cancellation Agreement.


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                  (c)      The Optionee releases the Company, its predecessors,
         successors and assigns, and its respective directors, officers, employees, attorneys and agents, from and against any and all claims of whatever kind or nature with respect to or arising under the Options and the Option Agreements.

         2. Amendment and Termination; Waiver. This Cancellation Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Company of a breach of any provision of the Cancellation Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

         3. Successors and Assigns. This Cancellation Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Cancellation Agreement may be modified or amended only by the written consent of the parties hereto.

         4. Governing Law. Except as otherwise provided in the Plan or herein, this Cancellation Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state.

                           [signature page to follow]


                                        2
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         IN WITNESS WHEREOF, this Cancellation Agreement has been executed on behalf of the Company and by the Optionee on the day and year first above written.


                                    FRISBY TECHNOLOGIES, INC.



                                    By: /s/ John L. Ruggiero
                                       -----------------------------------------
                                    Printed Name: John L. Ruggiero
                                    Title:  Chief Financial Officer & Treasurer
ATTEST:



/s/ Douglas J. McCrosson
------------------------
Secretary

[Corporate Seal]

                                    OPTIONEE



                                    /s/ Gregory S. Frisby
                                    --------------------------------------------
                                    Gregory S. Frisby

                            FRISBY TECHNOLOGIES, INC.

                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                                   SCHEDULE A

              OPTIONS AND OPTION AGREEMENTS SUBJECT TO CANCELLATION

                                                                  Total Number
       Date of Option     Date of Expiration       Option Price     of Shares
         Agreements        of Option Period        (Per Share)  Subject to Option
       --------------     ------------------       ------------ -----------------
          1/6/2000             1/6/2010               $ 4.75         44,000
         6/29/2000            6/29/2010               $ 4.50         10,000
         2/15/2001            2/14/2011               $3.188         44,000